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                                                      EXHIBIT 11
         ATLANTIC AMERICAN CORPORATION AND SUBSIDIARIES
          COMPUTATIONS OF NET INCOME PER COMMON SHARE
                      SUPPORTING SCHEDULE


                                      Three Months Ended    Six Months Ended
                                          June 30,               June 30,
                                     ------------------------------------------
(In thousands, except per share
data)                                   1999      1998      1999       1998
                                     ------------------------------------------

Basic Earnings Per Common Share:
   Net income                          $  651   $ 1,799   $ 2,104    $ 3,398

   Less preferred dividends to           (301)     (380)     (603)      (761)
affiliates
                                     ------------------------------------------

   Net income available to common      $  350  $  1,419   $ 1,501    $ 2,637
shareholders
                                     ==========================================

   Weighted average common shares      19,071    18,879    19,091     18,894
outstanding
                                     ==========================================

   Net income per common share         $  .02    $  .08    $  .08     $  .14
                                     ==========================================


Diluted Earnings Per Common Share:
   Net income available to common      $  350   $ 1,419   $ 1,501    $ 2,637
shareholders
                                     ==========================================

   Weighted average common shares      19,071    18,879    19,091     18,894
outstanding

   Effect of dilutive stock options       285       290       292        301
                                     ------------------------------------------

   Weighted average common shares
outstanding                            19,356    19,169    19,383     19,195
        adjusted for dilutive stock
options for dilutive options
                                     ==========================================

   Net income per common share         $  .02    $  .08    $  .08     $  .14
                                     ==========================================

                               -16-

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